COUNTERPART  NO. ___ OF 4 SERIALLY  NUMBERED,  MANUALLY  EXECUTED  COUNTERPARTS.  TO THE EXTENT THAT THIS  DOCUMENT
CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE IN EFFECT IN ANY APPLICABLE  JURISDICTION,  NO SECURITY
INTEREST IN THIS  DOCUMENT  MAY BE CREATED  THROUGH THE  TRANSFER  AND  POSSESSION  OF ANY  COUNTERPART  OTHER THAN
COUNTERPART NO. 1.

                                    AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT
                                            (BOEING 737-200A MSN 23007)

                  THIS AMENDMENT  NO. 1 TO AIRCRAFT LEASE AGREEMENT (this "Amendment") is dated as of February
___, 2002, and made by and between WELLS FARGO BANK NORTHWEST, N.A. (formerly First Security Bank, National
Association), not in its individual capacity but solely as owner trustee, as lessor ("Lessor") and FRONTIER
AIRLINES, INC., as lessee ("Lessee"), and, solely with respect to Section 5 below, TRITON AVIATION FINANCE
("Triton").  Capitalized terms not defined herein are used as defined in the Lease (as defined below).

                                                     RECITALS

A.       Pursuant to that certain Aircraft Lease Agreement dated as of February 26, 1999, as supplemented by
Lease Supplement No. 1, dated September 22, 1999 (the "Lease"), Lessor leased to Lessee one Boeing Model 737-200A aircraft bearing manufacturer's serial number 23007 (as more particularly described in the Lease, the
"Aircraft");  and

B.       Lessee and Lessor have agreed to shorten the Term of the Lease and to amend certain provisions relating to the return of the Aircraft at the end of the Term, subject to the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration,
Lessee and Lessor agree as follows:

1.       Expiration Date.  The definition of "Expiration Date" in Exhibit A to the Lease is hereby deleted in its entirety and replaced with the following:

                  Expiration Date. shall mean November 30, 2002.

2.       Engine Return Condition.    Exhibit C to the Lease is hereby amended as follows:

(a)      Paragraph C(6) is amended by deleting everything after the word "manual" in the last sentence thereof.

(b)      Paragraph D(2) is deleted in its entirety and replaced with the following:

(2)      The Engines shall be returned with either (i) no fewer than 3,000 cycles remaining per Engine, or (ii)
                       no fewer than 9,000 cycles remaining for both Engines in the aggregate.

         (c)  Except as specifically amended by this Section 2, Exhibit C remains in full force and effect and has not otherwise been amended or modified.

3.       Engine Maintenance and Overhaul.  In the event that an Engine Overhaul is required in order to cause an
Engine to comply with the terms of the Lease, including, without limitation, the applicable requirements of the
FAA, Lessee will make a good faith effort to minimize the cost of any work for which Lessee is entitled to reimbursement from the reserve account established for such Engine pursuant to Section 4(b) of the Lease.  Lessee will consult with Lessor regarding the scope of such work, and, unless Lessor and Lessee agree in writing that additional work should be performed, will perform or cause to be performed only such work as is required, in
Lessee's reasonable judgment, in order to cause such Engine to comply with the terms of the Lease for the remainder of the Term.  Without limiting the foregoing, if an Engine Overhaul would be required in order to meet any of the requirements set forth in Exhibit C to the Lease upon the Return Occasion, then, notwithstanding any other provision of the Lease to the contrary, Lessee will be entitled to perform such Engine Overhaul, and will be entitled to reimbursement for the actual out-of-pocket costs incurred by it, to the same extent as during the
Term; provided that,  Lessee and Lessor will consult and agree as to the necessity and/or scope of any such
Engine Overhaul.

4.       Lump Sum Payment.  In consideration of the foregoing, Lessee agrees to pay to Lessor (a) on the date hereof, an amount equal to $*, and (b) upon the Return Occasion, provided that no Casualty Occurrence has occurred, an amount equal to $*;  provided further that, notwithstanding Section 4(b) of the Lease, Lessee will be entitled to a credit against the amount payable pursuant to this clause (b) in an amount equal to * of the amount remaining in the reserve accounts for each of the Engines on the Return Occasion (after taking into account any claims pending on such date  and claims, if any, to be submitted after such date, as agreed by Lessee and Lessor in accordance with Paragraph 3 above).

5.        Representation and Warranty.  Triton hereby represents and warrants to Lessee that the execution, delivery and performance of this Amendment by Lessor does not conflict with, or result in any breach of, or constitute a default (or event which with the giving of notice, or lapse of time, or both, would become a default) under any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Lessor or Triton or any affiliate of Triton is a party.

6.        Effectiveness of  Lease.  Except as specifically amended by this Amendment, the Lease remains in full force and effect and has not been amended or modified.

7.       Counterparts.  This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

8.       Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of California.

9.       Expenses.  Each party shall pay its own costs and expenses in connection with the preparation, execution and delivery of this Amendment.

                                [the remainder of this page is intentionally blank]

                  IN WITNESS WHEREOF,  Lessor, Lessee and Triton have caused this Amendment to be duly executed as of the date and year first above written.

                                                              WELLS FARGO BANK
                                                               NORTHWEST, NA,
                                                               Not in its individual capacity but solely
                                                               as Owner Trustee

                                                              By:    _______________________________
                                                              Name:
                                                              Title:
                                                              TRITON AVIATION FINANCE

                                                              By:  ________________________________
                                                              Name:
                                                              Title:
                                                              FRONTIER AIRLINES, INC.
                                                                       Lessee

                                                              By:    _______________________________
                                                              Name:
                                                              Title:
                                                              Acknowledged:
                                                              TRITON AVIATION SERVICES LIMITED
                                                              Servicer

                                                              By:  _________________________________
                                                              Name:
                                                              Title: